EXHIBIT 10.20

EMPLOYMENT AGREEMENT

This employment agreement (this "Agreement") dated as of January 19, 2017 (the "Effective Date"), is made by and between Accurexa Inc., a Delaware corporation (the "Company") and Bryan Lee (the “Executive”) (collectively, the “Parties”).

WHEREAS, the Company is in the business (the “Business”) of developing drugs and cell therapies and in order to help pursue its business objectives, comply, satisfy and maintain the Company’s reporting obligations in the United States, requires the skills, advice and supervision of a suitable President and Chief Executive Officer;

WHEREAS, the Executive will have the duties and responsibilities as described in Section 1 of the Agreement during the period when the Executive is the President and Chief Executive Officer of the Company; and

WHEREAS, the Parties wish to establish the terms of the Executive’s employment with the Company;

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.

POSITION/DUTIES.

(a)

During the Employment Term (as defined in Section 2 below), the Executive shall serve as the President and Chief Executive Officer of the Company. In this capacity the Executive shall be responsible for the following:

(i)

assisting the Company with its management and business operations and policies;

(ii)

assisting the CFO with establishing and maintaining proper internal financial controls;

(iii)

identifying projects that fall within the ambit of the Company’s Business and which may enhance shareholder value for the Company;

(iv)

communicating with the media and all financial institutions with a view to enhancing and promoting the image of the Company;

(v)

developing all aspects of any program in connection with the development and the financing of the development of the Business;

(vi)

creating, developing, coordinating and managing any and all development and financing programs in respect of the Business and each of their proposed or potential commercial applications together with all capital funding projects and resources which are, or which may be, necessarily incidental thereto;

(vii)

negotiating all proposed or potential joint venture and/or financing arrangements in connection with the ongoing development of the Business and each of their proposed or potential commercial applications;

(viii)

preparing and disseminating any and all business plans, news releases and special shareholder or investment reports for the Company, or for any of the Company’s subsidiaries, as the case may be and as may be determined by the Company in its sole and absolute discretion, and in connection with the ongoing development and financing of the Business;

(ix)

setting up of all corporate alliances for the Company, or for any of the Company’s subsidiaries, as the case may be and as may be determined by the Company in its sole and absolute discretion, with all potential and strategic business and financial partners for the purposes of the ongoing development and financing of the Business;

(x)

assisting with other development and financing services in connection with the Business as may be directed, from time to time, by the Board of Directors of the Company in its sole and absolute discretion;

(xi)

assisting the Company with its reporting requirements and provide managerial advice, including preparation of quarterly and annual reports as required under Sections 13(d) and 15 of the Securities and Exchange Act of 1934, as amended;

(xii)

assisting with establishing accounting procedures and policies as well as establishing and maintaining internal financial controls and procedures; and

(xiii)

such other assistances as the board may reasonably request.

(b)

During the Employment Term, the Executive shall report directly to the Board of Directors of the Company. The Executive shall obey the lawful directions of the Board of Directors and shall use his diligent efforts to promote the interests of the Company and to maintain and promote the reputation thereof.

(c)

During the Employment Term, the Executive shall use his best efforts to perform his duties under this Agreement.

2.

EMPLOYMENT TERM.  Except for earlier termination as provided in Section 6, the Executive's employment under this Agreement shall be for one (1) year starting on the Effective Date and ending on January 18, 2018 (the "Initial Term"). Subject to Section 6, this Agreement shall renew automatically for subsequent one-year periods (each an “Additional

Term”). Renewal shall be on the same terms and conditions contained herein, unless modified and agreed to in writing by the Parties, and this Agreement shall remain in full force and effect (with any collateral written amendments) without the necessity to execute a new document. A Party hereto determining not to renew agrees to notify the other Parties hereto in writing at least 60 calendar days prior to the end of the Initial Term or Additional Term of its intent not to renew this Agreement (the “Non-Renewal Notice”).

3.

COMPENSATION.  In consideration of the services to be rendered hereunder, the Company hereby agrees to pay the Executive an annual base salary of US$10,000 per month payable on the first day of each calendar month (the “Base Salary”).

4.

EXPENSES.  Upon presentation of appropriate documentation, the Executive shall be reimbursed for all reasonable and necessary business and entertainment expenses, including business related travel expenses, incurred in connection with the performance of his duties hereunder, all in accordance with the Company's expense reimbursement policy applicable to senior executives.

5.

TERMINATION.  The Executive's employment and the Employment Term shall terminate on the first of the following to occur:

(a)

Disability.  The thirtieth (30th) day following a written notice of termination by the Company to the Executive due to Disability. For purposes of this Agreement, "Disability" shall mean a determination  by the Company in accordance with applicable law that due to a physical or mental injury, infirmity or incapacity, the Executive is unable to perform the essential functions of his job with or without accommodation for 180 days (whether or not consecutive) during any 12-month period.

(b)

Death.  Automatically on the date of death of the Executive.

(c)

Cause.  Immediately upon written notice of termination by the Company to the Executive for Cause. "Cause" shall mean, as determined by the Board (or its designee) (1) conduct by the Executive in connection with his employment duties or responsibilities that is fraudulent, unlawful or grossly negligent; (2) the willful misconduct of the Executive; (3) the willful and continued failure of the Executive to perform the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness); (4) the commission by the Executive of any felony or any crime involving moral turpitude; (5) violation of any material policy of the Company or any material provision of the Company's code of conduct, employee handbook or similar documents; or (6) any material breach by the Executive of any provision of this Agreement or any other written agreement entered into by the Employee with the Company.

(d)

Without Cause.  On the sixtieth (60th) day following delivery of a Non-Renewal Notice or other written notice by either Party to the other Party without Cause, other than for death or Disability of the Executive.

6.

CONSEQUENCES OF TERMINATION.

(a)

Disability.  Upon termination of the Employment Term because of the Executive's Disability, the Company shall pay or provide to the Executive (1) any unpaid Base Salary through the date of termination; (2) reimbursement for any unreimbursed expenses properly incurred through the date of termination.

(b)

Death.  Upon the termination of the Employment Term because of the Executive's death, the Executive's estate shall be entitled to (1) any unpaid Base Salary through the date of termination; (2) reimbursement for any unreimbursed expenses properly incurred through the date of termination.

(c)

Termination for Cause. Upon the termination of the Employment Term by the Company for Cause or by either party in connection with a failure to renew this Agreement, the Company shall pay to the Executive (1) any unpaid Base Salary through the date of termination; (2) reimbursement for any unreimbursed expenses properly incurred through the date of termination.

(d)

Termination without Cause.  Upon the termination of the Employment Term by the Company without Cause, the Company shall pay or provide to the Executive (1) any unpaid Base Salary through the date of termination; (2) reimbursement for any unreimbursed expenses properly incurred through the date of termination.

7.

NO ASSIGNMENT.  This Agreement is personal to each of the Parties.  Except as provided below, no Party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other Party hereto; provided, however, that the Company may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company.

8.

NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (1) on the date of delivery if delivered by hand, (2) on the date of transmission, if delivered by confirmed facsimile or email, (3) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (4) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

Bryan Lee

113 Barksdale

Newark, DE 19711

If to the Company:

Accurexa, Inc.

113 Barksdale

Newark, DE 19711

or to such other address as either Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

9.

PROTECTION OF THE COMPANY'S BUSINESS.

(a)

Confidentiality.  The Executive acknowledges that during the course of his employment by the Company (prior to and during the Employment Term) he has and will occupy a position of trust and confidence. The Executive shall hold in a fiduciary capacity for the benefit of the Company and shall not disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company, except (i) as in good faith deemed necessary by the Executive to perform his duties hereunder, (ii) to enforce any rights or defend any claims hereunder or under any other agreement to which the Executive is a party, provided that such disclosure is relevant to the enforcement of such rights or defense of such claims and is only disclosed in the formal proceedings related thereto, (iii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with jurisdiction to order him to divulge, disclose or make accessible such information, provided that the Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment, (iv) as to such Confidential Information that shall have become public or known in the Company's industry other than by the Executive's unauthorized disclosure, or (v) to the Executive's spouse, attorney and/or his personal tax and financial advisors as reasonably necessary or appropriate to advance the Executive's tax, financial and other personal planning (each an "Exempt Person"), provided, however, that any disclosure or use of Confidential Information by an Exempt Person shall be deemed to be a breach of this Section 9(a) by the Executive. The Executive shall take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.  The Executive understands and agrees that the Executive shall acquire no rights to any such Confidential Information. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not disclosed by the Company and that was learned by the Executive in the course of his employment by the Company, including, but not limited to, any proprietary knowledge, trade secrets, data and databases, formulae, sales, financial, marketing, training and technical information, client, customer, supplier and vendor lists, competitive strategies, computer programs and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information.

(b)

Property.  The Executive acknowledges that all originals and copies of materials, records and documents generated by him or coming into his possession during his employment by the Company or its subsidiaries are the sole property of the Company and its subsidiaries ("Company Property").  During the Employment Term, and at all times thereafter, the Executive shall not remove, or cause to be removed, from the premises of the Company or its subsidiaries, copies of any record, file, memorandum, document, computer related information or equipment, or any other item relating to the business of the Company or its subsidiaries, except in furtherance of his duties under this Agreement.  When the Executive's employment with the Company terminates, or upon request of the Company at any time, the Executive shall promptly deliver to the Company all copies of Company Property in his possession or control.

(c)

Non-Disparagement.  Executive shall not, and shall not induce others to, Disparage the Company or its subsidiaries or affiliates or their past and present officers, directors, employees or products. "Disparage" shall mean making comments or statements to the press, the Company's or its subsidiaries' or affiliates' employees or any individual or entity with whom the Company or its subsidiaries or affiliates has a business relationship which would adversely affect in any manner (1) the business of the Company or its subsidiaries or affiliates (including any products or business plans or prospects), or (2) the business reputation of the Company or its subsidiaries or affiliates, or any of their products, or their past or present officers, directors or employees.

(d)

Cooperation.  Subject to the Executive's other reasonable business commitments, following the Employment Term, the Executive shall be available to cooperate with the Company and its outside counsel and provide information with regard to any past, present, or future legal matters which relate to or arise out of the business the Executive conducted on behalf of the Company and its subsidiaries and affiliates, and, upon presentation of appropriate documentation, the Company shall compensate the Executive for any out-of-pocket expenses reasonably incurred by the Executive in connection therewith.

(e)

Liability.

Notwithstanding the provisions in this Section 9 the Executive shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary, or for any acts or omissions of any kind, unless caused by the Executive’s intentional violation of the law.

(f)

Survival of Provisions.  The obligations contained in this Section 9 shall survive in accordance with their terms the termination or expiration of the Executive's employment with the Company and shall be fully enforceable thereafter.

10.

INDEMNIFICATION.  The Company agrees to indemnify the Executive from and against any and all losses, claims, damages and liabilities, joint and several (collectively, “Losses”), to which the Executive may become subject under any applicable federal or state law, arising from or related to the Executive’s positions, conducts, activities, duties, or omissions at the Company; provided that the Company will not be liable to the extent that any Loss is found in a final judgment in a court to have resulted primarily from the Executive’s intentional violation of the law.  The Company will reimburse the Executive for all expenses (including reasonable counsel fees and expenses) as such may be incurred in connection with the investigation of or preparation for or defense of any pending or threatened claim or any action or proceeding arising thereof, whether or not such the Company is a party.  The indemnification provided for in this Agreement shall be in addition to any rights that the Executive may have at common law or otherwise.

11.

SECTION HEADINGS AND INTERPRETATION. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. Expressions of inclusion used in this agreement are to be understood as being without limitation.

12.

SEVERABILITY.  The provisions of this Agreement shall be deemed severable and the invalidity of unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

13.

COUNTERPARTS.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

14.

GOVERNING LAW AND VENUE.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles. The Parties agree irrevocably to submit to the exclusive jurisdiction of the courts located in the State of Delaware, for the purposes of any suit, action or other proceeding brought by any Party arising out of any breach of any of the provisions of this Agreement and hereby waive, and agree not to assert by way of motion, as a defense or otherwise, in any such suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that the provisions of this Agreement may not be enforced in or by such courts.

15.

ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

16.

WAIVER AND AMENDMENT.  No provision of this Agreement may be modified, amended, waived or discharged unless such waiver, modification, amendment or discharge is agreed to in writing and signed by the Executive and such officer or director as may be designated by the Board. No waiver by either Party at any time of any breach by the other Party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

17.

WITHHOLDING. The Company may withhold from any and all amounts payable under this Agreement such federal, state, local and foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

18.

AUTHORITY AND NON-CONTRAVENTION.  The Executive represents and warrants to the Company that he has the legal right to enter into this Agreement and to perform all of the obligations on his part to be performed hereunder in accordance with its terms and that he is not a party to any agreement or understanding, written or oral, which could prevent him form entering into this Agreement or performing all of his obligations hereunder.

19.

COUNTERPARTS.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

ACCUREXA, INC.

/s/ Oliver Jackson______________________

By:

Oliver Jackson

Title:

Chairman of the Board

EXECUTIVE

/s/ Bryan Lee__________________________

By:

Bryan Lee